Exhibit 10.35

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

THE OFFER AND SALE OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE.  NEITHER THIS WARRANT OR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT (1) COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH PROVISIONS IS NOT REQUIRED OR (3) A NO-ACTION LETTER TO THAT EFFECT FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH ACT AND AN OPINION OF COUNSEL TO SUCH EFFECT WITH RESPECT TO APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

of

Tangoe, Inc.

This Warrant to Purchase Common Stock (this “Warrant”) is issued to Dell Products L.P., a Texas limited partnership (“the Holder”), by Tangoe, Inc., a Delaware corporation (the “Company”), on March 22, 2011 (the “Warrant Issue Date”), and entitles Dell Products L.P. or any permitted transferee of all or a portion of this Warrant pursuant to Section 10 (in either case, the “Holder”) to purchase shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), upon the terms and subject to the conditions hereinafter set forth.

1.                                      Right to Purchase Shares.  Subject to the terms and conditions hereinafter set forth, the Holder is entitled to purchase from the Company up to 4,517,983 shares of Company Common Stock (the “Warrant Shares”), for a price of $1.70 per share (“Exercise Price”).  The number of Warrant Shares and the Exercise Price shall be subject to adjustment pursuant to Section 6.

2.                                      Vesting.

(a)                                  The Warrant Shares shall vest as follows:

(i)                                     Vesting Amounts:  Warrant Shares shall vest based on the attainment of annual performance goals of recurring revenue earned by the Company as a result of Holder’s sale of Company Products (as defined in Schedule C to the Amendment 1 to Master Relationship Agreement (“Amendment 1”)). Specifically, vesting will be based on the amount of annual recurring revenue generated by Holder’s sale of Company Products during each of four successive one year periods (or, in the case of the first period, the thirteen month period beginning on December 1, 2010) ending on December 31, 2011, December 31, 2012, December 31, 2013 and December 31, 2014 (each one year (or thirteen month, as applicable) period a “Performance Period” and collectively, the “Performance Periods”), as more specifically set forth in the vesting table set forth in Section 2(a)(iii) (the “Vesting Table”).  For purposes of this Warrant, annual recurring revenue shall mean (i) the aggregate annual recurring revenue for all customer contracts entered into during the period in question, calculated as to each customer contract when that customer contract is entered into, based on the minimum committed annual recurring revenue required to be paid by the customer under the contract (the actual revenue recognized by the Company following the signing of the customer contract and the timing of the recognition of that revenue are dependent on a variety of factors and for purposes of this Warrant, ARR will not be measured by such actual revenue), plus (ii) amounts received by Holder during the Performance Period for “Referrals” and “Assisted Sales” pursuant to Schedule C to Amendment 1, as such terms are defined therein (the total amount of (i) plus (ii) is referred to as the “ARR”).  The ARR performance goals shall be measured for each Performance Period, and up to the number of Warrant Shares set forth below, and as adjusted by Section 6, shall be subject to vesting for each Performance Period set forth below (the “Performance Period Maximum Amount”):

Performance Period	Performance Period Maximum Amount
12/1/10 to 12/31/11	564,748 shares
Calendar Year 2012	1,411,869 shares
Calendar Year 2013	1,411,870 shares
Calendar Year 2014	*As set forth below.

*                                         The Performance Period Maximum Amount for calendar year 2014 shall be (a) if the aggregate ARR for the first three Performance Periods (i.e. 12/1/10 through 12/31/2013) is $[**] or greater (a “Year 4 Trigger”), then 1,129,496 shares, or (b) if a Year 4 Trigger does not occur, then zero (0) shares, and vesting of shares under this Warrant in such event shall end with calendar year 2013.  For purposes of determining whether the Year 4 Trigger has occurred, the aggregate ARR shall be the amount of ARR for each of the first three Performance Periods, finally determined for each period as provided in Section 2(b) below.

(ii)                                  Vesting:  At the end of each Performance Period, the amount of Warrant Shares vesting shall equal the number of Warrant Shares earned based on the ARR for such Performance Period, as set forth in the Vesting Table.  In the case of the 2012, 2013 and 2014 Performance Periods (i.e. the calendar years 2012, 2013 and 2014), the ARR for such Performance Period shall be reduced for purposes of the vesting calculation by an amount equal to the ARR included in the immediately preceding Performance Period on account of customers whose contracts subsequently terminated for any reason.

(iii)                               Vesting Table: The amount of Warrant Shares earned during each Performance Period shall be determined based on the following table:

Performance Period One (12/1/10 to 12/31/11)

ARR	Percentage of Performance Period Maximum Amount
[**]	0%
[**]	50%
[**]	60%
[**]	75%
[**]	90%
[**]	100%

Performance Period Two (2012 Calendar Year)

ARR	Percentage of Performance Period Maximum Amount
[**]	0%
[**]	50%
[**]	60%
[**]	75%
[**]	90%
[**]	100%

Performance Period Three (2013 Calendar Year)

ARR	Percentage of Performance Period Maximum Amount
[**]	0%
[**]	50%
[**]	60%

[**]	75%
[**]	90%
[**]	100%

Performance Period Four (2014 Calendar Year) (if there has been a Year 4 Trigger)

ARR	Percentage of Performance Period Maximum Amount
[**]	0%
[**]	50%
[**]	60%
[**]	75%
[**]	90%
[**]	100%

(b)                             The amount of ARR for each Performance Period, and the resulting number of Warrant Shares vested for such Performance Period shall be set forth in a written report prepared by the Company and provided to the Holder within thirty (30) days of the end of each Performance Period (a “Vesting Report”), provided that the Company shall only be required to prepare and provide a Vesting Report for the fourth Performance Period (calendar year 2014) if a Year 4 Trigger occurs.  The Holder shall have 30 days from the receipt of a Vesting Report to object to the information contained therein, by written notice to the Company (an “Objection Notice”), failing which it shall be deemed accepted. An Objection Notice shall set out in reasonable detail those aspects of the Vesting Report with which the Holder does not agree. Thereafter, if an Objection Notice has been issued, the Company and the Holder shall use commercially reasonable efforts to resolve the dispute set out in the Objection Notice within 10 days. If the Company and the Holder are unable to resolve any dispute within such time period, then the Company and the Holder shall jointly select an accounting firm of national standing in the United States to resolve the dispute (the “Independent Accountant”). If the Company and the Holder are unable jointly to select an accounting firm to act as the Independent Accountant within 5 days, they shall select an accounting firm by lot (other than the accounting firms engaged by the Company and the Holder to audit their respective financial statements).  The Independent Accountant shall be instructed to resolve the matters in dispute, as set out in the Objection Notice.  The Independent Accountant shall act as an expert, not an arbitrator, and the determination of the Independent Accountant shall be final and binding on the Company, and the Holder.  The expenses of the Independent Accountant shall be borne equally by the Company and the Holder.

(c)                                  Upon the occurrence of a Change in Control, the vesting of Warrant Shares will proceed according to the following scheme.  If Holder and the Company (or the acquiring, surviving or resulting entity, as applicable), by mutual written agreement entered into at least ten (10) days prior to the consummation of such Change in Control, agree to continue the commercial relationship between the parties under Amendment No. 1 (or substitute agreements) and their respective obligations under this Warrant, the Change in Control shall not affect the vesting of any Warrant Shares, and the vesting of Warrant Shares shall continue according to the schedule and terms outlined above.  Absent such mutual agreement by at least ten (10) days prior to the Change in Control, there may be a final vesting of Warrant Shares upon the Change in Control, determined as follows:

(i)                                     If the Change in Control is consummated on or before the end of the first Performance Period (i.e. on or before 12/31/11), then

(A)                              If the ARR generated for the shortened first Performance Period during which the Change in Control occurs is less than the ARR amount corresponding to the achievement of 40% of the Performance Period Maximum Amount for that period, pro rated for the portion of the full first Performance Period ending on the consummation of the Change in Control (i.e. pro rated based on the number of days elapsed in the final, partial first Performance Period as a portion of the number of days in the applicable full first Performance Period) (such pro rated amount, whether for the first Performance Period or a subsequent Performance Period, where applicable, is referred to as the “Minimum ARR”), then there shall be no final vesting of Warrant Shares as a result of the Change in Control.

(B)                                If the ARR generated for the shortened first Performance Period during which the Change in Control occurs is greater than or equal to the Minimum ARR, then Warrant Shares for the final, shortened first Performance Period (but not for any future Performance Periods) shall vest according to the following modified vesting schedule:  (1) all ARR goals set forth in the Vesting Table for the first Performance Period shall be reduced proportionately, based on the number of days elapsed in the first Performance Period prior to the Change in Control, as a portion of the number of days in the applicable full first Performance Period, and (2) the number of Warrant Shares that vest at each level of ARR attained in such final, shortened first Performance Period shall not be reduced proportionately, such that the full Performance Period Maximum Amount for such final, shortened first Performance Period shall continue to be used to calculate the number of Warrant Shares that vest.

(ii)                                  If the Change in Control is consummated during the second or third Performance Periods (i.e. during calendar years 2012 or 2013), then

(A)                              If the ARR generated for the shortened Performance Period during which the Change in Control occurs is less than the Minimum ARR for such period, then there shall be no final vesting of Warrant Shares as a result of the Change in Control.

(B)                                If the ARR generated for the shortened Performance Period during which the Change in Control occurs is greater than or equal to the Minimum ARR but less than or equal to 105% of the ARR amount corresponding to the achievement of 100% of the Performance Period Maximum Amount for that period, pro rated for the portion of such Performance Period ending on the consummation of the Change in Control (i.e. pro rated based on the number of days elapsed in the final, partial Performance Period as a portion of the number of days in the applicable full Performance Period) (such pro rated amount is referred to as the “Maximum ARR”), then Warrant Shares solely for the final, shortened Performance Period (but not for any future Performance Periods) shall vest according to the following modified vesting schedule:  (1) all ARR goals set forth in the Vesting Table for such final, shortened Performance Period shall be reduced proportionately, based on the number of days elapsed in the final, partial Performance Period as a portion of the number of days in the applicable full Performance Period, (2) the number of Warrant Shares that vest at each level of ARR attained in such final, shortened Performance Period shall not be reduced proportionately, such that the full Performance Period Maximum Amount for such final, shortened Performance Period shall continue to be used to calculate the number of Warrant Shares that vest, and (3) there shall be no reduction in ARR for the final, partial Performance Period based on any customer terminations occurring during such final period.

(C)                                If the ARR generated for the shortened Performance Period during which the Change in Control occurs is greater than 105% of the Maximum ARR for that period, then the Performance Period Maximum Amount for the Performance Period in which the Change in Control occurs will immediately vest, and if the Change in Control takes place in the second Performance Period (i.e. during calendar year 2012), then the Performance Period Maximum Amount for the third Performance Period (i.e. calendar year 2013) will also immediately vest, and there shall be no vesting with respect to the fourth Performance Period (i.e. for calendar year 2014).

(iii)                               If the Change in Control is consummated during the fourth Performance Period (i.e. during calendar year 2014), then

(A)                              If the ARR generated for the shortened fourth Performance Period is less than the Minimum ARR, then there shall be no final vesting of Warrant Shares as a result of the Change in Control.

(B)                                If the ARR generated for the shortened fourth Performance Period is greater than or equal to the Minimum ARR, then Warrant Shares for the final, shortened fourth Performance Period shall vest according to the following modified vesting schedule:  (1) all ARR goals set forth in the Vesting Table for the fourth Performance Period shall be reduced proportionately, based on the number of days elapsed in the fourth Performance Period prior to the Change in Control, as a portion of the number of days in the full fourth Performance Period, and (2) the number of Warrant Shares that vest at each level of ARR attained in such final, shortened fourth Performance Period shall also be reduced proportionately, based on the number of days elapsed in the fourth Performance Period prior to the Change in Control, as a portion of the number of days in the full fourth Performance Period.

For purposes of this Warrant, “Change in Control” shall mean any of the following events:

(1)                                  Any merger, share exchange or consolidation, or any agreement providing for the same, where the Company is not the surviving entity (or survives only as a subsidiary of an entity);

(2)                                  Any sale, lease, exchange or distribution of all or substantially all of the Company’s assets;

(3)                                  Any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934 acquires or gains beneficial ownership of more than 50% of the outstanding shares of the Company’s voting stock;

(4)                                  Individuals who, on the date hereof, are members of the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Company’s Board of Directors; provided, however, that if the appointment or election (or nomination for election) of any new member of the Company’s Board of Directors was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, or was approved or recommended by an investor as a replacement for a prior designee of such investor, then such new member shall be considered as a member of the Incumbent Board; or

(5)                                  Any liquidation, dissolution or winding down of the affairs of the Company.

Notwithstanding the provisions of subsections (1) through (5) above, a Change in Control shall not include (1) any reorganization, merger, consolidation, sale, lease, exchange or similar transaction that involves solely the Company and one or more entities wholly owned, directly or indirectly by the Company immediately prior to such event or (2) the consummation of any transaction or series of integrated transactions (or any agreement or agreements providing for such transaction or transactions) immediately following which the beneficial holders of the outstanding shares of the Company’s voting stock immediately prior to such transaction or series of transactions continue to own beneficially 50% or more of the voting stock of (A) any entity that owns, directly or indirectly, 100% of the stock of the Company, (B) any entity with which the Company has merged, or (C) any entity that owns an entity with which the Company has merged.  For purposes of this Warrant, beneficial ownership shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

3.                                      Exercisability and Duration.  This Warrant shall become exercisable with respect to Warrant Shares immediately upon the vesting of such Warrant Shares (as described in Section 2) and subject to the provisions of this Warrant providing for its earlier termination, shall remain exercisable with respect to Warrant Shares vesting in accordance with Section 2 until 5:00 p.m., New York, New York time on the tenth anniversary of the Warrant Issue Date for such Warrant Shares (such time, with respect to any Warrant Shares, being referred to herein as the “Expiration Date” for such Warrant Shares).

4.                                      Method of Exercise.  While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a)                                  Delivery to the Company, at its principal executive offices (or at such other place as the Company shall notify the Holder in writing) and addressed to the attention of the Company’s Secretary, of a duly executed copy of a Notice of Exercise, the form of which is attached hereto as Exhibit A (with such changes as are appropriate to reflect any adjustment, pursuant to the provisions of Section 6, in the securities or property transferable to the Holder on exercise hereof); and

(b)                                 The receipt of the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased as described in Section 4(c) below.

The exercise of this Warrant shall be deemed to have been effected on the first day on which both of the above requirements have been satisfied (the “Exercise Date”).

(c)                                  The aggregate Exercise Price described above in Section 4(b) shall be paid as follows, at the option of the Holder:

(1)                                  Such aggregate Exercise Price may be paid in the form of a check made payable to the Company;

(2)                                  Such aggregate Exercise Price may be paid through the Company’s withholding and retaining from the Warrant Shares which would otherwise be delivered to the Holder as a result of such exercise that number of Warrant Shares as shall be equal to (A) the aggregate Exercise Price for the number of Warrant Shares being purchased divided by (B) the Market Value (as defined below) of the outstanding Company Common Stock on the Exercise Date (“Net Share Exercise”); or

(3)                                  Such aggregate Exercise Price may be paid through any combination of the methods described in (1) and (2) above.

For purposes of this Warrant, the “Market Value” of a share of the Company Common Stock as of a particular date shall be (A) the closing price of Company Common Stock on the trading day immediately preceding such date (if Company Common Stock is then traded on a national securities exchange), (B) the closing bid or sale price (whichever is applicable) of the Company Common Stock on the trading day immediately preceding such date (if Company Common Stock is then traded over-the-counter) or (C) if there is no active public market, the fair market value of a share of the Company Common Stock as determined by the Board of Directors of the Company in its reasonable good faith judgment.  Notwithstanding the foregoing, if the warrant is being exercised upon the closing of an initial public offering of the Company, the market price will be the initial “Price to Public” of one share of such Common Stock specified in the final prospectus with respect to such offering.

(4)                              Notwithstanding the provisions of subsections (a) and (b) of this Section, if, at the Expiration Date for any Warrant Shares, this Warrant has not theretofore been exercised with respect to such Warrant Shares and the Market Value of Company Common Stock is greater than the Exercise Price, then the Holder shall be deemed to have exercised this Warrant with respect to such Warrant Shares immediately prior to such Expiration Date and shall be deemed to have elected to pay the aggregate Exercise Price pursuant to paragraph (2) of subsection (c) of this Section, and the “Exercise Date” with respect to such deemed exercise shall be date on which such Expiration Date occurs.

5.                                      Rights as Stockholder; Certificates for Shares.

(a)                                  Upon exercise of this Warrant, the Holder shall be deemed a stockholder of record with respect to the Warrant Shares purchased pursuant to such exercise, with all rights of a stockholder, including voting rights and rights to receive dividends.

(b)                                 If Warrant Shares purchased pursuant to an exercise of this Warrant are certificated securities, certificates for such Warrant Shares shall be delivered to the Holder within a reasonable time after the applicable Exercise Date.  Each certificate representing Warrant Shares shall be stamped or otherwise imprinted with a legend substantially similar to the following:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

The Company shall be obligated to reissue unlegended certificates at the request of the Holder within a reasonable time after such request, if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company that the securities proposed to be unlegended may lawfully be so disposed of without registration, qualification or legend.

(c)                                  If Warrant Shares purchased pursuant to an exercise of this Warrant are uncertificated securities or issued in book-entry form and represented by certificates registered in the name of a nominee for Depositary Trust Company (“DTC”), the records of one or more participants in the DTC system shall, within a reasonable time after the applicable Exercise Date, reflect that the Holder is the owner of such shares.  The Company’s transfer agent may issue stop transfer instructions reflecting the restrictions on transfer referred to in the legend described in Section 5(b), and the Company shall be obligated to instruct the transfer agent to remove such stop transfer instructions promptly at the request of the Holder if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company that the securities may lawfully be so disposed of without the restrictions on transfer referred to in such legend.

6.                                      Adjustment of Number of Warrant Shares and Exercise Price.  The number of and kind of securities that may be purchased upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)                                  Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  The Exercise Price and the number and type of securities or other property issuable upon exercise of this Warrant (including, without limitation, each Performance Period Maximum Amount) shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number or character of outstanding shares of Warrant Stock, so that the number and type of securities or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of shares of Warrant Stock subject hereto immediately prior to such event, had such shares of Warrant Stock then been outstanding.

(b)                                 Distributions of Other Property.  If, at any time while this Warrant remains outstanding and unexpired with respect to any Warrant Shares, the Company shall distribute to all holders of Company Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (excluding ordinary cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) of this Section) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase debt securities, assets or other securities of the Company (excluding those referred to in subsection (a) of this Section), then in lieu of an adjustment to the number of shares of Company Common Stock purchasable upon the exercise of this Warrant, the Holder upon the exercise hereof at any time after such distribution shall be entitled to receive from the Company the stock or other securities to which the Holder would have been entitled if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section; provided, however, that no adjustment with respect to ordinary cash dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon the exercise of this Warrant.

(c)                                  Notice of Adjustment.  When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant or in the Exercise Price, the Company shall promptly notify the Holder of such event, the number of shares of Company Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant (including, without limitation, each Performance Period Maximum Amount) and the adjusted Exercise Price per share or per interest in other securities or property.

(d)                                 No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Holder shall be entitled, at its option, to receive either (1) a cash payment equal to the excess of the Market Value for such fractional share over the Exercise Price for such fractional share or (2) a whole share if the Holder tenders cash equal to the Market Value of the remaining fraction of a share necessary to round up the fractional share to a whole share.

7.                                      Issuance of Shares.  The Company covenants and agrees that Warrant Shares, when issued pursuant to an exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that during the period during which this Warrant remains outstanding and unexpired with respect to any Warrant Shares, the Company will at all times have authorized and reserved, for the purpose of issuance or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Company Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.  The Company shall take all such action as may be necessary to assure that such shares of Company Common Stock may be issued as provided herein without violation of any applicable law or regulation or of any requirements of any domestic securities exchange upon which Company Common Stock may be listed.

8.                                      Representations of the Company.  The Company hereby represents and warrants to the Holder as follows:

(a)                                  The execution and delivery of this Warrant has been duly and properly authorized by all requisite corporate action of the Company and the Company’s board of directors and stockholders, and no consent of any other person is required as a prerequisite to the validity and enforceability of this Warrant that has not been obtained.  The Company has the full legal right, power and authority to execute and deliver this Warrant and to perform its obligations hereunder.

(b)                                 The Company is not a party to or otherwise subject to any contract or agreement that restricts or otherwise affects its right to execute and deliver this Warrant or to perform its obligations hereunder (including the issuance of Warrant Shares), except where all necessary consents or waivers have been obtained.  After giving effect to all consents, approvals and waivers that the Company has obtained, neither the execution, delivery nor performance of this Warrant (including the issuance of Warrant Shares) will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, result in the creation of any lien upon any properties of the Company under, require any consent, approval or other action by or notice to or filing with any court or governmental body pursuant to, the Company’s Certificate of Incorporation or Bylaws, any award of any arbitrator or any agreement, instrument or law to which the Company is subject or by which it is bound.

(c)                                  The issuance of this Warrant is, and assuming the continuing accuracy of the Holder’s representations and warranties herein and no change in applicable law, the issuance of Warrant Shares upon exercise of this Warrant will be, exempt from registration and qualification under applicable federal and state securities laws.

The Company shall indemnify the Holder from and against any and all claims, demands, liabilities, damages, losses, costs and expenses (including attorneys’ fees and court costs) arising out of or suffered or incurred by the Holder as a result of the Company’s breach of the representations and warranties set forth in this Section or of the covenants and agreements set forth in Section 7.

9.                                      Representations of the Holder.  The Holder represents and warrants to the Company as follows:

(i)                                     It is an “accredited investor” within the meaning of Rule 501 of the Securities Act.  This Warrant is acquired for the Holder’s own account for investment purposes and not with a view to any offering or distribution within the meaning of the Securities Act and any applicable state securities laws.  The Holder has no present intention of selling or otherwise disposing of this Warrant or the Warrant Shares in violation of such laws; and

(ii)                                  The Holder has sufficient knowledge and expertise in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Company.  The Holder understands that this investment involves a high degree of risk and could result in a substantial or complete loss of its investment.  The Holder is capable of bearing the economic risks of such investment.

The Holder acknowledges that the Company has indicated that this Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements thereof, and that the Warrant Shares will bear the legend required by Section 5(b) of this Warrant and may not be sold or transferred in the absence of such registration or an exemption from such registration.

10.                               Transfers.  Neither this Warrant nor any interest herein may be pledged, sold, transferred, or otherwise disposed of with respect to the right to purchase Warrant Shares that have not become vested.  Subject to compliance with applicable federal and state securities laws, (a) this Warrant and all rights hereunder shall be transferable, in whole or in part by the Holder to any subsidiary or affiliate of the Holder upon written notice to the Company, and (b) Warrant Shares that have been issued upon the exercise of this Warrant shall be transferable in whole or in part by the Holder, whether pursuant to a registration statement filed by the Company or otherwise, to any person, persons, entity or entities.  For purposes of this Section 10, the term “affiliate” shall mean any entity that is controlled by, controlling or under common control with the Holder.  The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a transfer in whole, the Company shall issue a new warrant to the transferee Holder.  In the event of a partial transfer, the Company shall issue to the Holders one or more appropriate new warrants.

11.                               Loss of Warrant.  Upon receipt by the Company of satisfactory evidence of loss, theft, destruction or mutilation of this Warrant and of indemnity satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date and any such lost, stolen or destroyed Warrant shall thereupon become void.  Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

12.                               Lock-Up” Agreement.

(a)                                 The Holder, if requested by the Company and the managing underwriter of the Company’s initial public offering, shall not sell or otherwise transfer or dispose of this Warrant or any Warrant Shares or other securities of the Company (excluding securities acquired in the initial public offering or in the public market after such offering) held by the Holder for a period of 180 days following the effective date of the registration statement for the initial public offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Initial Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be (as so extended, the “Lock-Up Period”).

(b)                                 The Company may impose stop-transfer instructions with respect to this Warrant, the Warrant Shares or other securities subject to the foregoing restriction until the end of the Lock-Up Period.

(c)                                  As a condition to the obligation of the Holder under this Section 12, the Company agrees to use its reasonable best efforts to ensure that the “lock-up” obligation of the Holder under this Section 12, and any agreement entered into by the Holder as a result of its obligations under this Section 12, shall (i) allow for periodic early releases of portions of the securities subject to such “lock-up” obligations, which may be conditioned upon the trading price of the Company’s Common Stock and (ii) provide that the Holder and other stockholders subject to lock-up obligations will participate on a pro-rata basis in any early release of any stockholder.

(d)                                 The Holder shall treat as confidential any written notice from the Company regarding the Company’s plans to file a registration statement and shall not disclose such information to any person other than as necessary to exercise its rights under this Warrant.

13.                               Treatment on Change in Control.  If at any time while this Warrant, or any portion thereof, is outstanding and unexpired, there shall be a Change in Control where the Holder and the Company (or the acquiring, surviving or resulting entity, as applicable), do not, by mutual written agreement entered into at least ten (10) days prior to the consummation of the Change in Control, agree to continue the commercial relationship between the parties under Amendment No. 1 (or substitute agreements) and their respective obligations under this Warrant, then the Company shall pay the Warrant Value (as defined below) to the Holder upon consummation of the Change in Control.  The Warrant Value shall be paid in the same mix of consideration, at the same times, and subject to the same escrow and other deferred payment arrangements as holders of the Company’s Common Stock, and the Holder shall enter into or otherwise approve and become subject to such purchase agreement, contribution agreement, escrow agreement and other similar instruments and documents as other holders of Common Stock in connection with the Change in Control.  If the Company complies with such requirements, this Warrant shall be deemed terminated and cancelled as of the closing of the Change in Control.  “Warrant Value” shall mean the consideration that would be payable or distributable to the Holder in connection with a Change in Control if the Holder had exercised this Warrant in full immediately prior to the closing of the Change in Control, for the number of

Warrant Shares then purchasable under this Warrant in accordance with the terms of this Warrant, less the aggregate Exercise Price for such Warrant Shares

14.                               Financial Information.  The Company shall provide to the Holder quarterly financial statements in the same form as provided to other investors, at a minimum containing a balance sheet and profit and loss statement.  The Company’s obligations under this Section 14 shall terminate upon its initial public offering.

15.                               Miscellaneous Provisions.

(a)                                 Successors and Assigns.  The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

(b)                                 Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.  Any amendment or waiver effected in accordance with this Section 15(b) shall be binding upon Holder and the Company and their respective successors and assigns.

(c)                                  Governing Law.  This Warrant shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws.

(d)                                 Forum.  Each party irrevocably submits and consents to the exclusive jurisdiction of the federal courts sitting in the State of Delaware and the state courts of Delaware, and hereby agrees that such courts shall be the exclusive proper forum for the determination of any dispute arising hereunder.

(e)                                  Construction.

(1)                                 Whenever the context permits, the gender of all words used in this Warrant includes the masculine, feminine and neuter, and words of the singular number shall be deemed to include the plural number (and vice versa).  As used in this Warrant, the term “including” shall mean “including, without limitation.”

(2)                                 Unless the context makes clear to the contrary, all references in this Warrant to a Section, subsection or paragraph refer to sections, subsections or paragraphs, respectively, of this Warrant.  When used in this Warrant, the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Warrant as a whole and not to any particular provision of this Warrant.

(3)                                 The captions of the Sections, subsections and paragraphs of this Warrant have been inserted as a matter of convenience of reference only and shall not affect the meaning or construction of any of the terms or provisions of this Warrant.

(f)                                   Notices.  All notices required under this Warrant shall be deemed to have been given or made for all purposes (1) upon personal delivery, (2) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (3) one day after being sent, when sent by professional overnight courier service, or (4) five days after posting when sent by registered or certified mail.  Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder in writing).  Notices to the Holder shall be sent to the following address (or at such other place as the Holder shall notify the Company in writing):

Dell Products L.P.

One Dell Way

Round Rock, Texas 78682

Facsimile: 512.283.9501

Attention: Treasurer

With a copy to:

Dell Products L.P.

One Dell Way

Round Rock, Texas 78682

Facsimile: 512.283.0587

Attention: General Corporate Counsel

(g)                                  Costs and Attorneys’ Fees.  If any action, suit, or other proceeding is instituted concerning or arising out of this Warrant, the prevailing party shall recover all of such party’s costs and reasonable attorneys’ fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from any such action, suit, or other proceeding.

(h)                                 Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

(i)                                     Entire Agreement.  This Warrant, together with Exhibit A hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Warrant and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter of this Warrant.

(j)                                    Further Assurances.  From and after the date of this Warrant, upon the request of the Holder or the Company, the Company and the Holder shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Warrant.

(k)                                 Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Warrant shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in any such breach or default, or of or in any similar breach or default occurring after such breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after such breach or default.  Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Warrant or any waiver on the part of the Holder of any provisions or conditions of this Warrant must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Warrant or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

(l)                                     Saturdays, Sunday, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

(m)                             Counterparts.  This Warrant may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.  Facsimile copies of signed signature pages will be deemed binding originals.

[Signature page follows.]

In witness whereof, the Company has caused this Warrant to be executed by its duly authorized officer.

Tangoe, Inc.

By:	/s/ Albert R. Subbloie
Name:	Albert R. Subbloie
Title:	President and CEO

ACCEPTED AND ACKNOWLEDGED BY:

Dell Products L.P.

By:	/s/ Janet Wright
Name:	Janet Wright
Title:	Vice President and Assistant Secretary

Date:

NOTICE OF EXERCISE

WARRANT TO PURCHASE COMMON STOCK

This Notice of Exercise is executed and delivered in connection with an exercise of that certain Warrant to Purchase Common Stock issued by Tangoe, Inc., a Delaware corporation, to Dell Products L.P., a Texas Limited partnership, on                               ,             (the “Warrant”).  Terms used herein with their initial letters capitalized shall have the meaning ascribed to them in the Warrant.

To:  Tangoe, Inc.

The undersigned hereby elects to purchase                                shares of Company Common Stock pursuant to the terms and provisions of the Warrant, and pursuant to Section 4(b) of the Warrant, hereby elects to pay the aggregate Exercise Price with respect to such shares as follows:

•                                          $                               in the form of a check made payable to                              as described in Section 4(c)(1); and/or

•                                          in the form of “Net Share Exercise” as described in Section 4(c)(2).

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only and not for resale or with a view to distribution of such shares or any part thereof.

HOLDER:

Dell Products L.P.

By:
Name:
Title:

Date:

Name in which shares should be registered:

VESTING NOTICE

To:  Dell Products L.P.; Attn: Treasurer

Tangoe, Inc. hereby notifies Dell Products L.P. of the grant of Warrant rights and/or the vesting of certain Shares pursuant to the Warrant to Purchase Common Stock of Tangoe, Inc. held by Dell Products L.P, as of the date below.

Total Warrant rights granted:

Total Shares underlying the Warrant:

Total Shares vested and exercisable (including prior vested shares):

Tangoe, Inc.

By:

Print Name:

Date: